UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2024

Immunome, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39580	77-0694340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

665 Stockton Drive, Suite 300 Exton, Pennsylvania	19342
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 321-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IMNM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective January 2, 2024 (the “Appointment Date”), the Board of Directors (the “Board”) of Immunome, Inc. (the “Company”), upon recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Carol Schafer as a Class I director of the Company, with a term of office expiring at the 2024 annual meeting of stockholders. Additionally, Ms. Schafer has been appointed as a member and Chair of the Audit Committee of the Board (the “Audit Committee”) and as a member of the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”), in each case, effective as of the Appointment Date. There are no arrangements or understandings between Ms. Schafer and any other person pursuant to which Ms. Schafer was selected as a director. In addition, there are no transactions in which Ms. Schafer has an interest that would require disclosure under Item 404(a) of Regulation S-K.

Pursuant to the Company’s compensation policy for non-employee directors (the “Compensation Policy”) approved by the Compensation Committee of the Board on October 27, 2023, Ms. Schafer (x) will receive (i) an annual cash retainer of $40,000 for service as a member of the Board, (ii) an annual cash retainer of $15,000 for service as Chair of the Audit Committee, and (iii) an annual cash retainer of $5,000 for service as a member of the Nominating Committee and (y) was granted on the effective date of her appointment an option to purchase shares of common stock with an aggregate Black-Scholes option value of $270,000, which vests quarterly over a three-year period from the date of grant. The Compensation Policy also provides for further automatic annual option grants to purchase shares of common stock with an aggregate Black-Scholes option value of $135,000 on the date of each annual meeting of stockholders, which will vest in equal quarterly installments over the 12 months following the date of grant. Each of the option grants described above will vest in full in the event of a change in control (as defined in the Company’s 2020 Equity Incentive Plan, as amended) provided Ms. Schafer remains in continuous service with the Company as of immediately prior to such change in control. Ms. Schafer will enter into the Company’s standard form of Indemnity Agreement for directors of the Company.

In connection with Ms. Schafer’s appointment to the Audit Committee and the Nominating Committee, each of James Boylan and Jean-Jacques Bienaimé stepped down as a member of the Audit Committee and the Nominating Committee, respectively. The Audit Committee is now composed of Ms. Schafer (Chair), Isaac Barchas, and Mr. Bienaimé, and the Nominating Committee is now composed of Mr. Barchas (Chair), Mr. Boylan, and Ms. Schafer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMMUNOME, INC.

Date: January 2, 2024	By:	/s/ Clay Siegall
Clay Siegall, Ph.D.
President and Chief Executive Officer